BlackRock Municipal Bond Fund, Inc.

 (formerly Merrill Lynch Municipal Bond Fund, Inc.)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Copy of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibits 4(A) filed on behalf of Municipal Insured Fund, National Municipal Fund and Short Term Municipal Fund and 4(B) filed on behalf of High Yield Municipal Fund, of Post-Effective Amendment Number 37 filed on September 29, 2006 (SEC Accession No. 0000891092-06-002937).